UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 15, 2008

                           CVD EQUIPMENT CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
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         (State or Other Jurisdiction of Incorporation or Organization)

             1-16525                              11-2621692
           -----------                           ------------
     (Commission File Number)            (IRS Employer Identification No.)

                 1860 Smithtown Ave., Ronkonkoma, New York 11779
          (Address of Principal Executive Offices, Including Zip Code)


                                 (631) 981-7081
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2008, CVD Equipment Corporation (the "Registrant") reported its financial results for the quarter ended March 31, 2008. A copy of the press release issued by the Registrant concerning the foregoing information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.


Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits.

99.1 Press Release dated May 15, 2008.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CVD EQUIPMENT CORPORATION



Date: May 16, 2008                     /s/ Leonard A. Rosenbaum
                                       ----------------------------------------
                                       Name: Leonard A. Rosenbaum
                                       Title: Chairman, President,
                                              Chief Executive Officer and
                                              Director (Principal Executive
                                              Officer)



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


Exhibit 99.1

        CVD Equipment Corporation Announces Record First Quarter Revenues

RONKONKOMA, N.Y., (PR Newswire) - May 15, 2008 - (Nasdaq: CVV - News) CVD Equipment Corporation today announced record first quarter revenues and its fourteenth consecutive profitable quarter.

Revenue  for  the  first  quarter  ending  March  31,  2008  was   approximately
$4,043,000, compared to $3,811,000 for the quarter ending March 31, 2007, an increase of 6.1% as we continue to experience an increasing demand for our products. The overall gross profit percentage decreased to 30.1% for the current quarter compared to 33.0% for the same period one year ago. The decrease is a result of adding engineering and production personnel necessitated by the increase in orders, the expansion plans with our First Nano Laboratory and our new product development in the Nanomaterials, Solar, Energy and Semiconductor fields. General and administrative expenses for the three months ending March 31, 2008 increased by approximately $259,000 or 33.5% primarily as a result of having to expense $160,000 of additional workers' compensation contributions for the years 2000 through the first quarter of 2006. As a member of a self insured trust which was found to be underfunded we are liable for our share of the fund's shortfalls. Due to our expansion, we also incurred increased payroll and benefit costs, stock-based compensation and other professional fees during the three months ended March 31, 2008.

As a result of the aforementioned increases in costs our net income for the current quarter was approximately $19,000 or $0.00 per share basic and diluted compared to $96,000 or $0.03 per share basic and diluted for the quarter ending March 31, 2007


As of March 31, 2008 the Company's backlog was approximately $3,364,000, a decrease of $1,723,000 or 33.9% compared to $5,087,000 at December 31, 2007.
Timing for completion of the backlog varies depending on the product mix, however, there is generally a one to six month lag in the completion and shipping of backlogged product. Backlog from quarter to quarter can vary based on the timing of order placements and shipments.


Leonard Rosenbaum, President and Chief Executive Officer stated, "Our record first quarter revenues and quotation activity show a strong acceptance of our equipment platforms. The additional sales, engineering and manufacturing expenditures we are currently incurring will further broaden the First Nano and CVD product lines. The First Nano Laboratory expansion will enable us to further demonstrate our new and existing equipment platforms, processes and IP. In addition, the programs we are developing with universities and industry for next generation products in the Nano Technology, Solar, Energy and Semiconductor fields will provide for our long term continuous growth. These factors will keep us on track with continued revenue growth in 2008 and provide a steady increase in revenue and profitability for future years."



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

CVD Equipment Corporation, is a global designer, manufacturer and supplier of equipment for use in manufacturing semiconductors, solar cells, carbon nanotubes, nanowires and equipment for surface mounting of components onto printed circuit boards.

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in CVD Equipment Corporation's filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on CVD Equipment Corporation's website does not constitute a part of this release.

                            CVD Equipment Corporation
       Comparative Operating Results for the Three Months ended March 31,

                                                2008               2007
                                                ----               ----

Revenue                                     $4,043,000         $3,811,000
Cost of revenue                              2,826,000          2,555,000
                                            ----------         ----------
Gross profit                                 1,217,000          1,256,000

Operating expenses                           1,214,000          1,052,000
Net income                                      19,000             96,000
Net income
   Per share basic                               $0.00              $0.03
   Per share diluted                              0.00               0.03
Weighted average shares of
common stock outstanding
Basic                                        4,732,016          3,284,589
Diluted                                      4,766,245          3,413,792


For further information Contact:  CVD Equipment Corporation, Karen Hamberg,

Phone: 631-981-7081, Fax: 631-981-7095 or email: info@cvdequipment.com


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